Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
On January 13, 2014, Groupon, Inc., ("Groupon" or the "Company") through its direct subsidiary Groupon Esteban, Inc., completed the acquisition of all the outstanding equity interests of Ideeli, Inc., for $42.7 million in cash.

The following unaudited pro forma condensed combined consolidated financial statements have been derived by the application of pro forma adjustments to the Company's historical consolidated financial statements. The unaudited pro forma condensed combined balance sheet as of September 30, 2013 for Groupon, Inc. and Ideeli, Inc. is presented as if the acquisition had occurred on September 30, 2013. The unaudited pro forma condensed combined statement of operations of Groupon, Inc. and Ideeli, Inc. for the nine months ended September 30, 2013 and for the year ended December 31, 2012 are presented as if the acquisition had occurred on January 1, 2012. The unaudited pro forma condensed combined consolidated financial statements are being provided for illustrative purposes only and do not purport to represent what our results of operations or financial position would have been if the transaction had occurred on the dates indicated and are not intended to project our results of operations or financial position for any future period. Any of the factors underlying these estimates and assumptions may change or prove to be materially different and the estimates and assumptions may not be representative of facts existing upon finalization of the acquisition.

The acquisition has been accounted for using the acquisition method of accounting. Under the acquisition method of accounting, the total acquisition price presented in the accompanying unaudited pro forma condensed combined consolidated financial statements has been preliminarily allocated to the assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. Acquired goodwill represents the premium the Company paid over the fair value of the net tangible and intangible assets acquired. The unaudited pro forma condensed combined consolidated financial statements contained herein do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies, or any revenue, tax, or other synergies that may result from the acquisition.

The unaudited pro forma adjustments are based on estimates, available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma adjustments and primary assumptions are described in the accompanying notes. The unaudited pro forma condensed combined consolidated financial statements and the related notes should be read in conjunction with the financial statements and the accompanying notes of Ideeli, Inc. included in Exhibit 99.1 and 99.2 of this Current Report on Form 8-K/A for the year ended February 2, 2013 and for the 39 weeks ended November 2, 2013 and October 27, 2012, respectively, and the historical consolidated financial statements and accompanying notes of Groupon, Inc. included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013.

GROUPON, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
BALANCE SHEET
As of September 30, 2013
(in thousands)

	Groupon, Inc. Historical (unaudited)	Ideeli, Inc.(1) Historical (unaudited)	Pro Forma Adjustments (2)		Notes	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$1,139,857	$4,107	$—	$(42,740)	a	$1,101,224
Restricted Cash	—	8,092	(8,092)		b	—
Accounts receivable, net	86,233	1,480	—	—		87,713
Deferred income taxes	30,692	—	—	435	c	31,127
Inventories	—	10,257	(10,257)		b
Prepaid expenses and other current assets	136,543	1,279	18,349	—	b	156,171
Total current assets	1,393,325	25,215	—	(42,305)		1,376,235
Property, equipment and software, net	126,881	8,083	(3,433)	3,600	d	135,131
Goodwill	218,224	—	—	3,678	e	221,902
Intangible assets, net	33,182	—	—	17,890	f	51,072
Investments	104,130	—	—	—		104,130
Deferred income taxes, non-current	29,476	—	—	5,083	c	34,559
Other non-current assets	45,322	—	—	—		45,322
Total Assets	$1,950,540	$33,298	$(3,433)	$(12,054)		$1,968,351
Liabilities and Equity
Current liabilities:
Accounts payable	$33,684	$1,506	$—	$—		$35,190
Accrued merchant and supplier payables	591,476	3,924	—	—		595,400
Accrued expenses	211,718	8,948	(1,200)	450	g, h	219,916
Deferred income taxes, current	52,216	—	—	—		52,216
Notes payable	—	2,000	(2,000)	—	g	—
Other current liabilities	126,764	407	—	—		127,171
Total current liabilities	1,015,858	16,785	(3,200)	450		1,029,893
Deferred income taxes, non-current	20,356	—	—	—		20,356
Other non-current liabilities	105,529	4,226	—	—		109,755
Total Liabilities	1,141,743	21,011	(3,200)	450		1,160,004

Convertible preferred stock	—	109,177	(109,177)	—	i	—

Stockholders' Equity
Class A common stock	66	—	—	—		66
Class B common stock	—	—	—	—		—
Common stock	—	1	(1)	—	i	—
Additional paid-in capital	1,563,815	2,495	(2,495)	—	i	1,563,815
Treasury stock, at cost	(9,014)	(1,050)	1,050	—	i	(9,014)
Accumulated deficit	(767,623)	(98,336)	98,336	(450)	h, i	(768,073)
Accumulated other comprehensive income	23,579	—	—	—		23,579
Total Groupon, Inc. Stockholders' Equity	810,823	(96,890)	96,890	(450)		810,373
Noncontrolling interests	(2,026)	—	—	—		(2,026)
Total Equity	808,797	(96,890)	96,890	(450)		808,347
Total Liabilities and Equity	$1,950,540	$33,298	$(15,487)	$—		$1,968,351

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined consolidated balance sheet.
(1) Ideeli, Inc. financial information is as of November 2, 2013.
(2) See Note 2 in the accompanying notes for discussion of pro forma adjustments.

GROUPON, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
STATEMENT OF OPERATIONS
For the nine months ended September 30, 2013
(in thousands, except share and per share amounts)

	Groupon, Inc. Historical (unaudited)	Ideeli, Inc.(1) Historical (unaudited)	Pro Forma Adjustments (2)		Notes	Pro Forma Combined
Revenue:
Third party and other	$1,252,966	$—	$—	$—		$1,252,966
Direct	552,242	69,171	—	—		621,413
Total revenue	1,805,208	69,171	—	—		1,874,379
Cost of revenue:
Third party and other	179,524	—	—	—		179,524
Direct	502,359	54,377	1,559	—	j	558,295
Total cost of revenue	681,883	54,377	1,559	—		737,819
Gross profit	1,123,325	14,794	(1,559)	—		1,136,560
Operating expenses:
Marketing	158,319	5,725	—	—		164,044
Selling, general and administrative	904,880	27,921	(2,933)	4,583	j, k	934,451
Acquisition-related benefit, net	(2,276)	—	—	—		(2,276)
Total operating expenses	1,060,923	33,646	(2,933)	4,583		1,096,219
Income (loss) from operations	62,402	(18,852)	1,374	(4,583)		40,341
Loss on equity method investments	(58)	—	—	—		(58)
Other expense, net	(9,772)	(41)	—	—		(9,813)
Income (loss) before provision for income taxes	52,572	(18,893)	1,374	(4,583)		30,470
Provision for income taxes	62,657	—	—	—		62,657
Net (loss) income	(10,085)	(18,893)	1,374	(4,583)		(32,187)
Net income attributable to noncontrolling interests	(4,061)	—	—	—		(4,061)
Net (loss) income attributable to Groupon, Inc.	$(14,146)	$(18,893)	$1,374	$(4,583)		$(36,248)

Net loss per share
Basic	$(0.02)					$(0.05)
Diluted	$(0.02)					$(0.05)

Weighted average number of shares outstanding
Basic	662,531,567					662,531,567
Diluted	662,531,567					662,531,567

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined consolidated statement of operations.
(1) Ideeli, Inc. financial information is for the 39 weeks ended November 2, 2013.
(2) See Note 2 in the accompanying notes for discussion of pro forma adjustments.

GROUPON, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
STATEMENT OF OPERATIONS
For the year ended December 31, 2012
(in thousands, except share and per share amounts)

	Groupon, Inc. Historical	Ideeli, Inc.(1) Historical	Pro Forma Adjustments (2)		Notes	Pro Forma Combined
Revenue:
Third party and other	$1,879,729	$—	$—	$—		$1,879,729
Direct	454,743	113,422	—	—		568,165
Total revenue	2,334,472	113,422	—	—		2,447,894
Cost of revenue:
Third party and other	297,739	—	—	—		297,739
Direct	421,201	90,568	2,657	—	j	514,426
Total cost of revenue	718,940	90,568	2,657	—		812,165
Gross profit	1,615,532	22,854	(2,657)	—		1,635,729
Operating expenses:
Marketing	336,854	10,224	—	—		347,078
Selling, general and administrative	1,179,080	44,396	(3,826)	6,110	j, k	1,225,760
Acquisition-related benefit, net	897	—	—	—		897
Total operating expenses	1,516,831	54,620	(3,826)	6,110		1,573,735
Income (loss) from operations	98,701	(31,766)	1,169	(6,110)		61,994
Loss on equity method investments	(9,925)	—	—	—		(9,925)
Other income, net	6,166	14	—	—		6,180
Income (loss) before provision for income taxes	94,942	(31,752)	1,169	(6,110)		58,249
Provision for income taxes	145,973	—	—	—		145,973
Net (loss) income	(51,031)	(31,752)	1,169	(6,110)		(87,724)
Net income attributable to noncontrolling interests	(3,742)	—	—	—		(3,742)
Net (loss) income attributable to Groupon, Inc.	(54,773)	(31,752)	1,169	(6,110)		(91,466)
Adjustment of redeemable noncontrolling interests to redemption value	(12,604)	—	—	—		(12,604)
Net (loss) income attributable to common stockholders	$(67,377)	$(31,752)	$1,169	$(6,110)		$(104,070)

Net loss per share
Basic	$(0.10)					$(0.16)
Diluted	$(0.10)					$(0.16)

Weighted average number of shares outstanding
Basic	650,214,119					650,214,119
Diluted	650,214,119					650,214,119

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined consolidated statement of operations.
(1) Ideeli, Inc. financial information is for the year ended February 2, 2013.
(2) See Note 2 in the accompanying notes for discussion of pro forma adjustments.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
1. PRELIMINARY ESTIMATED ACQUISITION PRICE ALLOCATION
    The preliminary acquisition price allocation for Ideeli, Inc. is based on estimates, assumptions, and valuations which have not yet been finalized. Accordingly, the pro forma adjustments to allocate the acquisition consideration will remain preliminary until Groupon management determines the fair values of assets acquired, net of liabilities assumed. The final amounts allocated to assets acquired and liabilities assumed could differ materially from the amounts presented in the unaudited pro forma condensed combined consolidated financial statements. The preliminary amounts allocated to the net assets acquired and liabilities assumed are based on Groupon management's current best estimates. The fair values of net tangible assets acquired are expected to approximate their net carrying amounts.
The following table summarizes the preliminary allocation of the aggregate cash acquisition price of $42.7 million:

Preliminary Acquisition Price Allocation (in thousands)
Cash and cash equivalents	$4,107
Accounts receivable, net	1,480
Deferred income taxes	435
Prepaid expenses and other current assets	19,628
Property, equipment and software, net	8,250
Goodwill	3,678
Intangible assets:
Subscriber relationships	5,490
Brand relationships	7,900
Trade name	4,500
Deferred income taxes, non-current	5,083
Total assets acquired	60,551
Accounts payable	1,506
Accrued supplier payables	3,924
Accrued expenses	7,748
Other current liabilities	407
Other non-current liabilities	4,226
Total liabilities assumed	17,811
Total Acquisition Price	$42,740
2. PRO FORMA ADJUSTMENTS TO UNAUDITED CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
The final acquisition price allocation may result in different allocations for tangible and intangible assets than presented in the unaudited pro forma condensed combined consolidated financial statements and these notes, and those differences may be material.
Balance Sheet

a.	Adjustment to reflect the cash paid for acquisition consideration.

b.
Adjustment to reclassify Ideeli, Inc.'s $8.1 million of restricted cash and $10.3 million of inventories as of September 30, 2013 to prepaid expenses and other current assets to conform to Groupon's presentation.

c.	Adjustment to record the estimated preliminary net deferred tax asset increase of $5.5 million related to the acquisition.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

d.
Adjustment to record the preliminary fair value estimate of Ideeli, Inc.'s website in connection with the acquisition and to reverse the net book value of the existing capitalized website development costs.

e.	Adjustment to record preliminary goodwill created as a result of the acquisition of approximately $3.7 million.

f.
Adjustment to record the preliminary fair value estimates of intangible assets resulting from the acquisition. Preliminary fair values for the intangible assets were determined based on the income and cost approaches. The intangible assets acquired were trade name, brand relationships and subscriber relationships and are expected to be amortized on a straight-line basis over the following useful lives:

Identifiable Intangible Assets	Useful Life
Trade name	5 years
Brand relationships	5 years
Subscriber relationships	3 years

g.	Adjustment to eliminate the $2.0 million note payable and $1.2 million of Ideeli, Inc.'s accrued transaction costs that were settled with a portion of the acquisition consideration.

h.	Adjustment to record $0.5 million of transaction costs for this acquisition that were incurred by Groupon after September 30, 2013.

i.	Adjustment to eliminate Ideeli, Inc.'s historical convertible preferred stock and stockholder's deficit (common stock, additional paid-in capital, treasury stock, and accumulated deficit).
Statement of Operations

j.
Adjustment to reclassify Ideeli, Inc.'s $1.6 million and $2.7 million of credit card processing fees for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively, from selling, general, and administrative expense to cost of revenue to conform to Groupon's presentation.

k.
Adjustment to eliminate $1.3 million and $1.1 million of historical amortization expense recorded for Ideeli, Inc.'s pre-existing capitalized website development costs and to record $4.6 million and $6.1 million of amortization expense for the website asset and other intangible assets expected to be recognized upon Groupon's acquisition of Ideeli, Inc. for the nine months ended September 30, 2013 and for the year ended December 31, 2012, respectively. The other intangible assets acquired include trade name, brand relationships and subscriber relationships. These intangible assets are expected to be amortized on a straight-line basis over the useful life of the underlying assets which range from 3 to 5 years.